                                                                    Exhibit 10.4

                            BLUESTONE SOFTWARE, INC.

                         EXECUTIVE EMPLOYMENT AGREEMENT


       THIS EXECUTIVE EMPLOYMENT AGREEMENT is made on this 18th day of April, 1997 by and between Mel Baiada, a resident of 124 Pheasant Fields Lane, Moorestown, New Jersey 08057 (the "Employee"), and BLUESTONE SOFTWARE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and successor by merger to Bluestone Consulting Inc., a New Jersey corporation.

       WHEREAS, the Company is engaged in the business of designing, developing, supporting, marketing and selling Internet and intranet software development tools and related products and services (as may be expanded by the Company during the term of this Agreement, the "Business");

       WHEREAS, the Employee currently owns all of the issued and outstanding capital stock of the Company and, after the equity financing pursuant to the Series A Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") among the Company and the investors listed therein, will hold a majority of the issued and outstanding capital stock of the Company on a fully-diluted basis;

       WHEREAS, the Employee owns all of the issued and outstanding capital stock of Bluestone Consulting, Inc., a Delaware corporation (the "Services Company"), an affiliate of the Company; and

       WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company for a one (1) year period upon the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

      1.    EMPLOYMENT AND TERM.

            (a) The Company hereby employs the Employee and the Employee hereby accepts employment as President and Chief Executive Officer of the Company (the "Position"), for a period commencing on the date hereof (the "Commencement Date") and continuing until April 18th, 1998 (the "Initial Term") upon the terms and conditions hereinafter set forth.

            (b) This Agreement shall automatically renew for successive additional one (1) year terms (each, a "Renewal Period") unless notice of termination is given under Section 8 or the Company elects not to renew the Agreement based upon a majority vote of the entire Board of Directors of the Company (the "Board") (which in the case of a Board consisting of four directors shall mean at least three votes in favor of non-renewal) and written notice of such intention is given to the Employee not later than thirty (30) days prior to the expiration of the Initial Term or any Renewal Period, as applicable. The Initial Term of employment and any Renewal Periods hereunder are hereinafter referred to collectively as the "Term."

      2.    DUTIES.

            (a) During the Term, the Employee shall serve the Company faithfully and to the best of his ability and shall devote, subject to Section 2(b), his full time, attention, skill and efforts to the performance of the duties required by or appropriate for the Position. The Employee shall assume such duties and responsibilities as may be customarily incident to such a position, and such additional and other duties as may be assigned to the Employee from time to time by the Board, including, without limitation, the duties and responsibilities set forth in SCHEDULE A attached hereto. The Employee shall report to the Board.

            (b) The Employee may serve as President and Chief Executive Officer of Bluestone Consulting, Inc., a Delaware corporation (the "Services Company"), until on or about December 31, 1997. The Employee may elect to serve as chairman and/or a member of the board of directors of the Services Company without restriction.

      3. COMPENSATION. The Company shall pay the Employee, and the Employee hereby agrees to accept, as compensation for all services rendered hereunder and for the Employee's intellectual property and other covenants and assignments as provided for in Sections 4, 5 and 6 hereof, the compensation set forth in this
Section 3.

            3.1 SALARY. The Company shall pay the Employee an initial base salary at the annual rate of One Hundred Fifty Thousand Dollars ($150,000) (as the same may hereafter be adjusted, the "Base Salary"). The Base Salary shall be inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company, are requested to be withheld by the Employee, and shall be withheld and paid in accordance with the Company's normal payroll practice for its similarly situated employees from time to time in effect. The Base Salary may be adjusted from time to time by the Board in its discretion in accordance with the normal executive employee compensation review practices of the Company.

            3.2 BONUS PROGRAM. The Company shall pay to the Employee a cash bonus in the amount of Fifty Thousand Dollars ($50,000) (or such greater amount as determined by the Board in its sole discretion) for the fiscal year ended December 31, 1997. Such bonus will paid to the Employee on or before January 31, 1998. Thereafter, the Employee shall be entitled


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to participate in any executive bonus program that may be established by and at the discretion of the Company pursuant to which the Board may award bonuses to executive employees, based upon the achievement of written individual and corporate objectives such as the Board shall determine.

            3.3 REPURCHASE AGREEMENT The Employee and the Company shall enter into a repurchase agreement in respect of certain shares of Common Stock of the Company owned by the Employee. The Repurchase Agreement shall set forth, among other things, the number of shares subject to the Company's repurchase right, the vesting schedule and the purchase price per share.

            3.4 FRINGE BENEFITS. The Employee shall be entitled to participate in any health or dental programs of the Company. The Employee shall be entitled to participate in all vacation and other fringe benefit programs of the Company to the extent and on the same terms and conditions as are accorded to other officers and key employees of the Company. Notwithstanding the above, the Employee is entitled to three (3) weeks paid vacation per calendar year.

            3.5 REIMBURSEMENT OF EXPENSES. The Employee shall be reimbursed for all normal items of travel and entertainment and miscellaneous expenses reasonably incurred by him on behalf of the Company, provided that such expenses are documented and submitted to the Company all in accordance with the reimbursement policies of the Company as in effect from time to time.

      4. CONFIDENTIALITY. The Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Company. As a result, both during the Term and thereafter, the Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company (the "Proprietary Information") revealed, obtained or developed in the course of his employment with the Company. Proprietary Information shall include, but shall not be limited to: the intangible personal property described in Section 5(b) hereof; any information relating to methods of production, manufacture and research; hardware and software configurations, computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer inputs and outputs (regardless of the media on which stored or located) and computer processing systems, techniques, designs, architecture, and interfaces; the identities of, the Company's relationship with, the terms of contracts and agreements with, the needs and requirements of, and the Company's course of dealing with, the Company's actual and prospective customers, contractors and suppliers; and any other materials prepared by the Employee in the course of his employment by the Company, or prepared by any other employee or contractor of the Company for the Company or its customers, (including concepts, layouts, flow charts, specifications,


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know-how, user or service manuals, plans, sketches, blueprints, costs, business studies, business procedures, finances, marketing data, methods, plans, personnel information, customer and vendor credit information and any other materials that have not been made available to the general public). Nothing contained herein shall restrict the Employee's ability to make such disclosures during the course of his employment as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for the Position or as such disclosures may be required by law. Furthermore, nothing contained herein shall restrict the Employee from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of the Employee's breach of this Section 4. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.


      5.    PROPERTY.

            (a) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, the Employee shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for the Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. The Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever, except as may be necessary in the discharge of the assigned duties, and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of the duties; and upon the termination of his employment with the Company, he shall return to the Company all originals and copies of the foregoing then in the possession, whether prepared by the Employee or by others.

            (b) (i) The Employee acknowledges that all right, title and interest in and to any and all writings, documents, inventions, discoveries, computer programs or instructions (whether in source code, object code, or any other form), algorithms, formulae, plans, memoranda, tests, research, designs, innovations, systems, analyses, specifications, models, data, diagrams, flow charts, and/or techniques (whether reduced to written or electronic form or otherwise) that the Employee creates, makes, conceives, discovers or develops, either solely or jointly with any other person, at any time during the Term, whether during working hours or at the Company's facility or at any other time or location, and whether upon the request or suggestion of the Company or otherwise, and that relate to or are useful in any way in connection with the Business now or hereafter carried on by the Company (collectively, "Intellectual Work


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GV: #44228 v6 (Y4K06!.WPD)

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Product") shall be the sole and exclusive property of the Company. The Employee shall promptly disclose to the Company all Intellectual Work Product, and the Employee shall have no claim for additional compensation for the Intellectual Work Product.

                  (ii) The Employee acknowledges that all the Intellectual Work Product that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Work Product may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, the Employee may retain an interest in any Intellectual Work Product that is not copyrightable, the Employee hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that the Employee may have in the Intellectual Work Product under copyright, patent, trade secret, trademark and other intellectual property laws, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

                  (iii) The Employee shall reveal promptly all information relating to the Intellectual Work Product to an appropriate officer of the Company, cooperate with the Company and execute such documents as may be necessary or appropriate (A) in the event that the Company desires to seek copyright, patent, trademark or other analogous protection thereafter relating to the Intellectual Work Product, and when such protection is obtained, renew and restore the same, or (B) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent, trademark or other analogous protection.

                  (iv) In the event that the Company is unable after reasonable effort to secure the Employee's signature on any of the documents referenced in
Section 5(b)(iii) hereof, whether because of the Employee's physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Employee's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of any such copyright, patent, trademark or other analogous protection with the same legal force and effect as if executed by the Employee.

      6.    COVENANT NOT TO COMPETE.

            (a) During the Term and for a period of one (1) year thereafter (the "Restricted Period"), the Employee shall not, in the United States or in any country in which the Company is conducting or has conducted business at any time during the one (1) year period immediately preceding the termination of his employment, do any of the following directly or indirectly without the prior written consent of the Company in its sole discretion:

                  (i) engage or participate, directly or indirectly, in any business activity competitive with the Business or the business of any of the Company's subsidiaries or affiliates (other than the Services Company), as conducted during the Term;


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                  (ii) become interested (as owner, proprietor, promoter,
stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business or the business of any subsidiary or affiliate (other than the Services Company) of the Company as conducted during the Term, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the Business of the Company or the business of any subsidiary or affiliate (other than the Services Company) of the Company as conducted during the Term (notwithstanding the foregoing, (i) the Employee may hold up to five percent (5%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in Section 6(a) hereof and (ii) the Employee may serve on the Board and the board of directors of the Services Company);

                  (iii) solicit or call on, either directly or indirectly, any
(A) customer with whom the Company shall have dealt at any time during the one
(1) year period immediately preceding the termination of the Employee's employment hereunder, or (B) supplier or distributor with whom the Company shall have dealt at any time during the one (1) year period immediately preceding the termination of the Employee's employment hereunder, except in respect of customers, suppliers or distributors of the Services Company;

                  (iv) influence or attempt to influence any supplier, distributor, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or

                  (v) influence or attempt to influence any person either (A) to terminate or modify the employment, consulting, agency, distributorship or other arrangement with the Company, or (B) to employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the one (1) year period immediately preceding the termination of the Employee's employment hereunder.

            (b) The Employee hereby acknowledges that the limitations as to time, character or nature and geographic scope placed on his subsequent employment by this Section 6 are reasonable and fair and will not prevent or materially impair his ability to earn a livelihood.



      7.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE EMPLOYEE.

            (a)   The Employee represents and warrants to the Company that:

                  (i) There are no restrictions, agreements or understandings whatsoever to which the Employee is a party which would prevent or make unlawful the


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Employee's execution of this Agreement or the Employee's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or the Employee's employment hereunder, or would prevent, limit or impair in any way the performance by the Employee of the obligations hereunder; and

                  (ii) The Employee has disclosed to the Company all restraints, confidentiality commitments or other employment restrictions that he has with any other employer, person or entity.

            (b) Upon and after his termination or cessation of employment with the Company and until such time as no obligations of the Employee to the Company hereunder exist under Section 6, the Employee (i) shall provide copies of Sections 4, 5 and 6 of this Agreement to any prospective employer or other person, entity or association in the Business, with whom or which the Employee proposes to be employed, affiliated, engaged, associated or to establish any business or remunerative relationship prior to the commencement thereof and (ii) shall notify the Company of the name and address of any such person, entity or association prior to his employment, affiliation, engagement, association or the establishment of any business or remunerative relationship.

      8. EARLY TERMINATION. The Employee's employment hereunder may be terminated during the Term upon the occurrence of any one of the events described in this Section 8.

            8.1   TERMINATION FOR DISABILITY.

                  (a) In the event of the disability of the Employee such that the Employee is unable to perform the duties and responsibilities hereunder by reasons of illness, injury or incapacity for a period of more than one hundred twenty (120) consecutive calendar days or more than ninety (90) working days, in the aggregate, during any six (6) month period ("Disability"), the Employee's employment hereunder may be terminated upon the majority vote of the entire Board (which in the case of a Board consisting of four directors shall mean at least three votes in favor of termination).

                  (b) In the event of a termination of the Employee's employment hereunder pursuant to Section 8.1(a), the Employee will be entitled to receive: all accrued and unpaid (as of the date of such termination) Base Salary and benefits and other forms of compensation and benefits payable or provided in accordance with the terms of any then existing compensation or benefit plan or arrangement, including payment prescribed under any disability or life insurance plan or arrangement in which he is a participant or to which he is a party as an employee of the Company. In addition to he foregoing, in the event of a termination under Section 8.1, the Employee shall receive a cash severance payment in an amount equal to six (6) months of his Base Salary on the date of termination.


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            8.2   TERMINATION BY DEATH. In the event that the Employee dies
during the Term, the Employee's employment hereunder shall be terminated thereby and the Company shall pay to the Employee's executors, legal representatives or administrators an amount equal to: the accrued and unpaid portion of the Base Salary, benefits and other compensation for the month in which he dies, as well as a payment in an amount equal to six (6) months of his Base Salary on the date of termination.

            8.3   TERMINATION FOR CAUSE.

                  (a) Upon a majority vote of the entire Board (which in the case of a Board consisting of four directors shall mean at least three votes in favor of termination), the Company may elect to terminate the Employee's employment hereunder at any time for cause upon written notice to the Employee. For purposes of this Agreement, the term "cause" shall mean:

                        (i) a material breach by the Employee of any of the obligations under Sections 5, 6 or 7 of this Agreement, which breach remains uncured for a period of ninety (90) days after the Employee has received written notice from the Company of such breach;

                        (ii) the Employee's willful or gross neglect of his duties hereunder, or willful or gross misconduct in the performance of such duties, so as to cause material harm to the Company;

                        (iii) a judicial determination that the Employee has committed fraud, misappropriation or embezzlement against the Company; or

                        (iv) conviction of the Employee for any felony which, as determined in good faith by the Board, constitutes a crime involving moral turpitude and results in material harm to the Company.

                  (b) In the event of a termination of the Employee's employment hereunder pursuant to Section 8.3(a), the Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, benefits and bonuses. All Base Salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Employee.

            8.4   TERMINATION BY EMPLOYEE.

                  (a) The Employee may terminate his employment hereunder, upon at least four (4) weeks prior written notice to the Company.

                  (b) In the event of a termination of the Employee's employment hereunder pursuant to Section 8.4(a), the Employee shall be entitled to receive all accrued but

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unpaid (as of the effective date of such termination) Base Salary, benefits and bonuses. All Base Salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Employee.

            8.5   TERMINATION WITHOUT CAUSE.

                  (a) Upon a majority vote of the entire Board (which in the case of a Board consisting of four directors shall mean at least three votes in favor of termination), the Company may elect to terminate the Employee's employment hereunder without cause upon thirty (30) days written notice to the Employee.

                  (b) In the event of a termination of the Employee's employment hereunder pursuant to Section 8.5(a), the Employee shall be entitled to receive all accrued but unpaid (as of the effective date of such termination) Base Salary, benefits and bonuses. In addition to the foregoing, in the event of a termination under Section 8.5, the Employee shall receive a cash severance payment in an amount equal to six (6) months of his Base Salary on the date of termination. All Base Salary, benefits and bonuses shall cease at the time of such termination, subject to the terms of any benefit or compensation plan then in force and applicable to the Employee.

      9. SURVIVAL OF PROVISIONS. The provisions of this Agreement set forth in Sections 3.3 and 4 through 20 hereof shall survive the termination of the Employee's employment hereunder.

      10. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided that the Employee may not assign this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the Company in its sole discretion.

      11. NOTICE. Any notice hereunder by either party shall be given by personal delivery, by sending such notice by certified mail, return-receipt requested, by overnight delivery with a reputable courier service, or by telecopier, addressed or telecopied, as the case may be, to the other party at its address set forth below or at such other address designated by notice in the manner provided in this section. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing, two (2) days after deposit with the U.S. mail, or if by overnight delivery, or the date of delivery or, in the case of facsimile transmission, when confirmed by the facsimile machine report.

      If to the Employee:

            Mel   Baiada
            124   Pheasant Fields Lane
            Moorestown, New Jersey 08057


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

            Fax:  (609) 778-4925



      If to the Company:

            Bluestone Software, Inc.
            1000 Briggs Road
            Mount Laurel, NJ  08054
            Attention:  Board of Directors
            Fax:  (609) 778-8125

      with a copy to:

            Pepper, Hamilton & Scheetz
            1235 Westlakes Drive
            Suite 400
            Berwyn, PA  19312
            Attention:  Christopher F. Wright, Esquire
            Fax:  (610) 640-7835

      12. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of the Employee with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

      13. WAIVER. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

      14. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey, without regard to the principles of conflicts of laws of any jurisdiction.

      15. INVALIDITY. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, then the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be


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

excessively broad as to duration, geographic scope, activity or subject, then such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

      16. SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

      17. NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and legal holidays; provided that, if the final day of any time period falls on a Saturday, Sunday or day which is a legal holiday in New Jersey, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or legal holiday.

      18.   SPECIFIC ENFORCEMENT; EXTENSION OF PERIOD.

            (a) The Employee acknowledges that the restrictions contained in Sections 4, 5, 6 and 7 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. The Employee also acknowledges that any breach by him of Sections 4, 5, 6 or 7 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by the Employee, the Company shall have the right to enforce the provisions of Sections 4, 5, 6 and 7 of this Agreement by seeking injunctive or other relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company.

            (b) The periods of time set forth in Section 6 hereof shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenant periods, provided that the Company is successful on the merits in any such litigation. The "time required for litigation" is herein defined to mean the period of time commencing on the earlier of the Employee's first breach of such covenants or the service of process upon the Employee ending on the date of a final non-appealable order or settlement by the parties relating to such litigation.

      19. CONSENT TO SUIT. In the case of any dispute under or in connection with this Agreement, the Employee may only bring suit against the Company in the Courts of the State of New Jersey or in the Federal District Court for such geographic location. The Employee hereby consents to the exclusive jurisdiction and venue of the courts of the State of New Jersey or the Federal District Court for such geographic location, provided that such Federal Court has subject matter jurisdiction over such dispute, and the Employee hereby waives any claim he may have at any time as to FORUM NON CONVENIENS with respect to such venue. The Company shall


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have the right to institute any legal action arising out of or relating to this
Agreement in any appropriate court and in any jurisdiction. Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, then the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements.

      20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.


                                          BLUESTONE SOFTWARE, INC.



                                          By: /s/ Enrico Ballezzi
                                             ------------------------------
                                             Title: Chief Financial Officer

WITNESS:


/s/ Thomas Ballezzi                       /s/ Mel Baiada
---------------------                     -------------------------
Name: Thomas Ballezzi                     MEL BAIADA


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